BIOPRESERVE INTERNATIONAL, INC.

STOCK SUBSCRIPTION AGREEMENT

THIS AGREEMENT (the "Agreement") is made as of the 5th day of April 1999, by and between Biopreserve International, Inc., a Nevada corporation (the "Company"), and Arthur Karuna-Karan ("Purchaser").

WITNESSETH:

WHEREAS, the Company and Purchaser have agreed to a private placement (the "Private Placement") of. 424,000 shares of the common stock of the Company (the "Shares") at a price of $0.25 per share in reliance on Section 4(2) of the Securities Act of 1933.

Now, THEREFORE, IT IS AGREED between the parties as follows:

1. Subscription; Closing.

(a) Purchaser hereby subscribe as for 424,000 (___) Shares, at a purchase price of twenty-five cents ($0.25) per share. The consideration for this subscription is payable upon execution of this Agreement by wire transfer of immediately available funds to the Company.

(b) The closing (the "Closing Date") of the subscription contemplated by this Agreement, following acceptance by the Company of this Agreement, shall take place at the offices of the Company or such other place as determined by the parties hereto, on such date as is mutually agreed upon by the Company and the Purchaser. The Company's acceptance of this subscription of the Purchaser shall be evidenced by the Company's execution of the counterpart of this Agreement executed by the Purchaser. Until the Closing, the Company shall have the right to reject the subscription hereunder at its sole discretion in whole or in part. If the subscription is rejected by the Company, any amounts tendered by the Purchaser shall be promptly returned in full to such investor by the Company, without interest or deduction, and as to such investor, this Agreement shall be null and void and of no further force or effect as between the Company and such Purchaser.

(c) Within twenty (20) days from the Closing Date, the Company will deliver to Purchaser a certificate registered in Purchaser's name representing the Shares.

2. Representations and Warranties of the Purchaser. Purchaser hereby represents and warrants to the Company as follows:

(a) Accredited Investor. Purchaser is an "Accredited Investor" as that term is defined in Rule 501 promulgated under the Securities Act of 1933, as amended (the "Act"), and acknowledges that the Shares are deemed to constitute "restricted securities" under Rule 144 promulgated under the Act.

(b) Investment. Purchaser is obtaining the Shares for Purchaser's own account and Purchaser has no present intention of distributing or selling said Shares except as permitted under the Act and applicable state securities laws. Purchaser is not an entity which was formed solely for the purpose of making an investment in the Company.

(c) Ability to Bear Economic Risk. Purchaser has sufficient knowledge and experience in business and financial matters to evaluate the Company, its proposed activities and the risks and merits of this investment. Purchaser has the ability to accept the high risk and lack of liquidity inherent in this type of investment.

(d) Access to Data. Purchaser has had an opportunity to discuss the Company's business, management and financial affairs with the Company's management and the opportunity to review the Company's facilities and business plan. Purchaser acknowledges that it has received all the information it has requested from the Company and it considers necessary or appropriate for deciding whether to acquire the Shares. Purchaser represents that it has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Shares and to obtain any additional information necessary to verify the accuracy of the information given the Purchaser.

(e) Rule 144. Purchaser acknowledges that the Shares must be held indefinitely unless subsequently registered under the Securities Act or unless an exemption from such registration is available. Purchaser acknowledges and understands that the provisions of Rule 144 promulgated under the Securities Act which permit limited resale of shares purchased in a private placement subject to the satisfaction of certain conditions, including, among other things the existence of a public market for the shares, the availability of certain current public information about the Company, the resale occurring not less than one year after a party has purchased and paid for the security to be sold, the sale being effected through a "broker's transaction" or in transactions directly with a "market maker" and the number of shares being sold during any three-month period not exceeding specified limitations, and Purchaser agrees to comply fully with such provisions as in effect from time to time.

3. Restrictive Legends. All certificates representing the Shares shall have endorsed thereon the following legends:

(a) "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND THUS MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS REGISTERED UNDER APPLICABLE FEDERAL OR STATE SECURITIES LAWS, OR UNLESS THE COMPANY IS FURNISHED WITH AN OPINION OF COUNSEL ACCEPTABLE TO IT THAT AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE."

(b) Any legend required to be placed thereon by appropriate state Blue Sky officials.

4. Restrictions on Transfer. Without in any way limiting the foregoing, Purchaser further agrees that Purchaser shall in no event make any disposition of all or any portion of the Shares which Purchaser is Subscribing to purchase unless and until:

(a) There is then in effect a registration statement under the Act covering such proposed disposition and such disposition is made accordance with said registration statement; or

(b) (i) If requested by the Company, Purchaser shall have furnished the Company with an opinion of Purchaser's own counsel to the effect that such disposition will not require registration of such shares under the Act and (ii) such opinion of Purchaser's counsel shall have been concurred in by counsel for the Company, such concurrence not to be unreasonably withheld, and the Company shall have advised Purchaser of such concurrence.

(c) The Company shall not be required (i) to transfer on its books any Shares which shall have been sold or transferred in violation of any of the provisions set forth in this Agreement or (ii) to treat as owner of such Shares or to accord the right to vote as such owner or to pay dividends to any transferee to whom such Shares shall have been so transferred.

(d) Purchaser hereby agrees that for a period of and up to 90 days following the effective date of the first registration statement of the Company covering Common Stock (or other securities) to be sold on its behalf in an underwritten public offering, Purchaser shall not, to the extent requested by the Company and any underwriter, sell or otherwise transfer or dispose of (other than to donees who agree to be similarly bound) any Common Stock of the Company held by Purchaser at any time during such period except Common Stock included in such registration.

(e) In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to the Common Stock hold by Purchaser (and the shares or securities of every other person subject to the foregoing restriction) until the end of such period.

5. Notices. All notices, requests, demands and other communications which a party is required to or may desire to give any other party in connection with this Agreement shall be in writing and shall be personally delivered, delivered by facsimile transmission, or delivered by United States registered or certified mail, postage prepaid with return receipt requested, or by overnight courier, addressed as follows:

If to the Company: Biopreserve International, Inc.

2889 152nd Ave. N.E., Suite B

Redmond, Washington 98052

Attn: President

With a copy to: Tracy M. Shier, Esq.

121 Vine Street, Suite 1903

Seattle, Washington 98121

Fax No. (303) 5464099

If to Purchaser: At set forth on the signature page hereto

If notice is given by personal delivery in accordance with the provisions of this Section 5 said notice shall conclusively be deemed given at the time of delivery. If notice is given by confirmed facsimile transmission in accordance with the provisions of this Section 5, said notice shall conclusively be deemed given at the time of the transmission. If notice is given by mail in accordance with the provisions of this section, said notice shall conclusively be deemed given 48 hours after deposit thereof in the United States mail. If notice is given by overnight courier, said notice shall conclusively be deemed given 24 hours after delivery thereof to such overnight courier. The addressees or addresses set forth above may be changed from time to time by a notice sent to the other parties.

6. Amendments. The provisions of this Agreement may be altered, amended, or repealed, in whole or in part, only by the written consent of the Company and the Purchasers of a majority of the Shares.

7. Miscellaneous.

(a) The parties agree to execute such further instruments and to take such further action as may reasonably be necessary to carry out the intent of this Agreement.

(b) This Agreement shall be governed by the laws of the State of Nevada and interpreted and determined in accordance with the laws of the State of Nevada, as such laws are applied, by Nevada courts to contracts made and to be performed entirely in Nevada by residents of that state.

(c) This Agreement shall inure to the benefit of the successors and assigns of the Company and, subject to the restrictions on transfer herein set forth, shall be binding upon Purchaser, his or her heirs, executors, administrators, successors and assigns.

(d) This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof

As of the day and year first above written. Apr 6, 1999.

PURCHASER: Arthur Karuna-Karan

Signature: /s/ Signed

Signature:

Address: 18511 58th Avenue N.E.

Seattle, WA 98155

Facsimile No: 425-486-3867

Social Security Number: 315 - 50 - 7741

ACCEPTED AND AGREED:

BIOPRESERVE INTERNATIONAL, Inc.

By: /s/ Nicolas G. Loebel

Title: President